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                                                                    EXHIBIT 10.2

Sec. 955.1 Definitions.

      As used in this section:

      Affiliate has the meaning set forth in Sec. 950.1 of this chapter.

      Expected losses means the base loss scenario in the methodology of an NRSRO applicable to that type of AMA asset.

      Residential real property has the meaning set forth in Sec. 950.1 of this chapter.

      State has the meaning set forth in Sec. 925.1 of this chapter.

Sec. 955.2 Authorization to hold acquired member assets.

      Subject to the requirements of part 980 of this chapter, each Bank may hold assets acquired from or through Bank System members or housing associates by means of either a purchase or a funding transaction (AMA), subject to each of the following requirements:

      (a) Loan type requirement. The assets are either:

      (1) Whole loans that are eligible to secure advances under Secs. 950.7
(a)(1)(i), (a)(2)(ii), (a)(4), or (b)(1) of this chapter, excluding:

      (i) Single- family mortgages where the loan amount exceeds the limits established pursuant to 12 U.S.C. 1717(b)(2); and

      (ii) Loans made to an entity, or secured by property, not located in a state;

      (2) Whole loans secured by manufactured housing, regardless of whether such housing qualifies as residential real property; or

      (3) State and local housing finance agency bonds;

      (b) Member or housing associate nexus requirement. The assets are:

      (1) Either:

      (i) Originated or issued by, through, or on behalf of a Bank System member or housing associate, or an affiliate thereof; or

      (ii) Held for a valid business purpose by a Bank System member or housing associate, or an affiliate thereof, prior to acquisition by a Bank; and

      (2) Acquired either:

      (i) From a member or housing associate of the acquiring Bank;

      (ii) From a member or housing associate of another Bank, pursuant to an arrangement with that Bank, which, in the case of state and local finance agency bonds only, may be reached in accordance with the following process:

      (A) The housing finance agency shall first offer the Bank in whose district the agency is located (local Bank) a right of first refusal to purchase, or negotiate the terms of, its proposed bond offering;

      (B) If the local Bank indicates, within a three day period, that it will negotiate in good faith to purchase the bonds, the agency may not offer to sell or negotiate the terms of a purchase with another Bank; and

      (C) If the local Bank declines the offer, or has failed to respond within the three day period, the acquiring Bank will be considered to have an arrangement with the local Bank for purposes of this section and may offer to buy or negotiate the terms of a bond sale with the agency;

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      (iii) From another Bank; and

      (c) Credit risk-sharing requirement. The transactions through which the Bank acquires the assets either:

      (1) Meet the credit risk-sharing requirements of Sec. 955.3 of this part;
or

      (2) Were authorized by the Finance Board under section II.B.12 of the FMP and are within any total dollar cap established by the Finance Board at the time of such authorization.

Sec. 955.3 Required credit risk-sharing structure.

      (a) Determination of necessary credit enhancement. At the earlier of 270 days from the date of the Bank's acquisition of the first loan in a pool, or the date at which the amount of a pool's assets reaches $100 million, a Bank shall determine the total credit enhancement necessary to enhance the asset or pool of assets to a credit quality that is equivalent to that of an instrument having at least the fourth highest credit rating from an NRSRO, or such higher credit rating as the Bank may require. The Bank shall make this determination for each AMA product using a methodology that is confirmed in writing by an NRSRO to be comparable to a methodology that the NRSRO would use in determining credit enhancement levels when conducting a rating review of the asset or pool of assets in a securitization transaction.

      (b) Credit risk-sharing structure. A Bank acquiring AMA shall implement, and have in place at all times, a credit risk-sharing structure for each AMA product under which a member or housing associate of the Bank or, with the approval of both Banks, a member or housing associate of another Bank, provides a sufficient credit enhancement from the first dollar of credit loss for each asset or pool of assets such that the acquiring Bank's exposure to credit risk for the life of the asset or pool of assets is no greater than that of an asset rated in the fourth highest credit rating category, as determined pursuant to paragraph (a) of this section, or such higher rating as the acquiring Bank may require. This credit enhancement structure shall meet the following requirements:

      (1) A portion of the credit enhancement may be provided by:

       (i) Contracting with an insurance affiliate of that member or housing associate to provide an enhancement or undertaking against losses to the Bank, but only where such insurance is positioned in the credit enhancement structure so as to cover only losses remaining after the member or housing associate has borne losses as required under paragraph (b)(2) of this section;

       (ii) Purchasing loan-level insurance, which may include United States government insurance or guarantee, but only where:

       (A) The member or housing associate is legally obligated at all times to maintain such insurance with an insurer rated not lower than the second highest credit rating category; and

       (B) Such insurance is positioned in the credit enhancement structure so as to cover only losses remaining after the member or housing associate has borne losses as required under paragraph (b)(2) of this section;

      (iii) Purchasing pool-level insurance, but only where such insurance:

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      (A) Insures that portion of the required credit enhancement attributable to the geographic concentration and size of the pool; and

      (B) Is positioned last in the credit enhancement structure so as to cover only those losses remaining after all other elements of the credit enhancement structure have been exhausted; or

      (iv) Contracting with another member or housing associate in the Bank's district or in another Bank's district, pursuant to an arrangement with that Bank, to provide an enhancement or undertaking against losses to the Bank in return for some compensation;

      (2) The member or housing associate that is providing the credit enhancement required under paragraph (b)(1) of this section shall in all cases bear the direct economic consequences of actual credit losses on the asset or pool of assets:

      (i) From the first dollar of loss up to the amount of expected losses; or

      (ii) Immediately following expected losses, but in an amount equal to or exceeding the amount of expected losses; and

       (3) The portion of the credit enhancement that is an obligation of a Bank System member or housing associate shall be fully secured;

       (4) The Bank shall obtain written verification from an NRSRO that concludes to the satisfaction of the Finance Board, based on the underlying economic terms of the credit enhancement structure as represented by the Bank for each AMA product, that either:

       (i) The level of credit enhancement provided by the member or housing associate is generally sufficient to enhance the asset or pool of assets to a credit quality that is equivalent to that of an instrument having the fourth highest credit rating from an NRSRO, or such higher rating as the Bank may require; or

       (ii) The methodology used by the Bank for estimating the level of credit enhancement provided by the member or housing associate is in accordance with the practices established by the NRSRO.

      (c) Timing of NRSRO opinions. For AMA programs already in operation at the time of the effective date of this rule, a Bank shall have 90 days from the effective date of this rule to obtain the NRSRO verifications required under paragraphs (a) and (b)(4) of this section.

Sec. 955.4 Reporting requirements for acquired member assets.

      (a) Loan-Level Data Elements. Each Bank that acquires AMA that are residential mortgages shall collect and maintain loan-level data on each mortgage held, as specified in appendix A (for single-family mortgage assets) or appendix B (for multifamily mortgage assets) to this part.

      (b) Quarterly Mortgage Reports. Beginning with calendar year 2001, within 60 days of the end of every quarter of every calendar year, each Bank that acquires AMA that are residential mortgages shall submit to the Finance Board a Mortgage Report, which shall include:

      (1) Aggregations of the loan- level mortgage data compiled by the Bank pursuant to paragraph (a) of this section for year-to-date mortgage acquisitions, in a format specified by the Finance Board;

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      (2) Year-to-date dollar volume, number of units and number of mortgages on owner-occupied and rental properties relating to AMA acquired by the Bank; and

       (3) For the second and fourth quarter Mortgage Reports only, year-to-date loan- level data that:

       (i) Comprises the data elements required to be collected and maintained by the Bank under paragraph (a) of this section; and

       (ii) Appears in a machine-readable format specified by the Finance Board.

       (c) Additional Reports. The Finance Board may at any time require a Bank to submit reports in addition to those required under paragraph (b) of this section.

Sec. 955.5 Administrative and investment transactions between Banks.

      (a) Delegation of administrative duties. A Bank may delegate the administration of an AMA program to another Bank whose administrative office has been examined and approved by the Finance Board to process AMA transactions. The existence of such a delegation, or the possibility that such a delegation may be made, must be disclosed to any potential participating member or housing associate as part of any AMA-related agreements are signed with that member or housing associate.

      (b) Terminability of Agreements. Any agreement made between two or more Banks in connection with any AMA program shall be made terminable by either party after a reasonable notice period.

      (c) Delegation of Pricing Authority. A Bank that has delegated its AMA pricing function to another Bank shall retain a right to refuse to acquire AMA at prices it does not consider appropriate.

Sec. 955.6 Risk-based capital requirement for acquired member assets.

      (a) General. Each Bank shall hold retained earnings plus general allowance for losses as support for the credit risk of all AMA estimated by the Bank to represent a credit risk that is greater than that of comparable instruments that have received the second highest credit rating from an NRSRO in an amount equal to or greater than the outstanding balance of the assets or pools of assets times a factor associated with the putative credit rating of the assets or pools of assets as determined by the Finance Board on a case-by-case basis. For single-family mortgage assets, the factors are as set forth in Table 1 of this part.

Table 1


Putative rating of single-family             Percentage applicable to on-balance
mortgage assets                                 sheet equivalent value of AMA

Third Highest Investment Grade............                   0.90
Fourth Highest Investment Grade...........                   1.50
If Downgraded to Below Investment Grade
After Acquisition By Bank:
Highest Below Investment Grade............                   2.25


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Second Highest Below Investment Grade...........             2.60
All Other Below Investment Grade................           100.00


      (b) Recalculation of credit enhancement. For risk-based capital purposes, each Bank shall recalculate the estimated credit rating of a pool of AMA if there is evidence that a decline in the credit quality of that pool may have occurred.

Appendix A to Part 955--Reporting Requirements for Single-Family Acquired Member Assets That Are Residential Mortgages: Loan-Level Data Elements

      1. Bank District Flag--Two-digit numeric code designating the District Bank that originally acquired the loan.

      2. Participating Bank District Flag--Two-digit numeric code designating the District Bank that purchased a participation in the loan.

      3. Loan Number--Unique numeric identifier used by the Banks for each mortgage acquisition.

      4. US Postal State--Two-digit numeric Federal Information Processing Standard (FIPS) code.

      5. US Postal Zip Code--Five-digit zip code for the property.

      6. MSA Code--Four-digit numeric code for the property's metropolitan statistical area (MSA) if the property is located in an MSA.

      7. Place Code--Five-digit numeric FIPS code.

      8. County--County, as designated in the most recent decennial census by the Bureau of the Census.

      9. Census Tract/Block Numbering Area (BNA)--Tract/BNA number as used in the most recent decennial census by the Bureau of the Census.

      10. Census Tract-Percent Minority--Percentage of a census tract's population that is minority based on the most recent decennial census by the Bureau of the Census.

      11. Census Tract-Median Income--Median family income for the census tract based on the most recent decennial census.

      12. Local Area Median Income--Median income for the area based on the most recent decennial census.

      13. Tract Income Ratio--Ratio of the census tract median income based on the most recent decennial census to that year's local area median income (i.e., loan-level data element number 11 divided by loan-level data element number
12).

      14. Borrower(s) Annual Income--Combined income of all borrowers.

      15. Area Median Family Income--Current median family income for a family of four for the area as established by HUD.

      16. Borrower Income Ratio--Ratio of Borrower(s) annual income to area median family income.

      17. Acquisition Unpaid Principal Balance (UPB)--UPB in whole dollars of the mortgage when acquired by the Bank.

      18. Loan-to-Value (LTV) Ratio at Origination--LTV ratio of the mortgage at the time of origination.

      19. Participation Percentage--Where the mortgage acquisition is a participation, the percentage of the mortgage for each Bank listed in loan-level data element number 2.

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      20. Date of Mortgage Note--Date the mortgage note was created.

      21. Date of Acquisition--Date the Bank acquired the mortgage.

      22. Purpose of Loan--Indicates whether the mortgage was a purchase money mortgage, a refinancing, a construction mortgage, or a financing of property rehabilitation.

      23. Cooperative Unit Mortgage--Indicates whether the mortgage is on a dwelling unit in a cooperative housing building.

      24. Product Type--Indicates the product type of the mortgage (i.e., fixed rate, adjustable rate mortgage (ARM), balloon, graduated payment mortgage (GPM) or growing equity mortgages (GEM), reverse annuity mortgage, or other).

      25. Federal Guarantee--Numeric code that indicates whether the mortgage has a Federal guarantee, and from which agency.

      26. Term of Mortgage at Origination--Term of the mortgage at the time of origination in months.

      27. Amortization Term--For amortizing mortgages, the amortization term of the mortgage in months.

      28. Acquiring Lender Institution--Name of the institution from which the Bank acquired the mortgage.

       29. Acquiring Lender City--City location of the institution from which the Bank acquired the mortgage.

       30. Acquiring Lender State--State location of the institution from which the Bank acquired the mortgage.

       31. Type of Acquiring Lender Institution--Type of institution that the Bank acquired the mortgage from (i.e., mortgage company, Savings Association Insurance Fund (SAIF) insured depositary institution, Bank Insurance Fund (BIF) insured depositary institution, National Credit Union Association (NCUA) insured credit union, or other seller).

       32. Number of Borrowers--Number of borrowers.

       33. First-Time Home Buyer--Numeric code indicating whether the mortgagor(s) are first-time homebuyers (second mortgages and refinancings are not treated as first-time homebuyers).

        34. Mortgage Purchased under the Banks' Community Investment Cash Advances (CICA) Programs--Indicates whether the mortgage is on a project funded under an AHP, CIP or other CICA program.

       35. Acquisition Type--Indicates whether the Bank acquired the mortgage with cash, by swap, with a credit enhancement, a bond or debt purchase, reinsurance, risk-sharing, real estate investment trust (REIT), or a real estate mortgage investment conduit (REMIC), or other.

       36. Bank Real Estate Owned--Indicates whether the mortgage is on a property that was in the Bank's real estate owned (REO) inventory.

       37. Borrower Race or National Origin--Numeric code indicating the race or national origin of the borrower.

       38. Co-Borrower Race or National Origin--Numeric code indicating the race or national origin of the co-borrower.

       39. Borrower Gender--Numeric code that indicates whether the borrower is male or female.

       40. Co-Borrower Gender--Numeric code that indicates whether the co-borrower is male or female.

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      41. Age of Borrower--Age of borrower in years.

      42. Age of Co-Borrower--Age of co-borrower in years.

      43. Occupancy Code--Indicates whether the mortgaged property is an owner-occupied principal residence, a second home, or a rental investment property.

      44. Number of Units--Indicates the number of units in the mortgaged property.

      45. Unit--Number of Bedrooms--Where the property contains non-owner-occupied dwelling units, the number of bedrooms in each of those units.

      46. Unit--Affordable Category--Where the property contains non-owner-occupied dwelling units, indicates under which, if any, of the special affordable goals the units qualified.

      47. Unit--Reported Rent Level--Where the property contains non-owner-occupied dwelling units, the rent level for each unit in whole dollars.

      48. Unit--Reported Rent Plus Utilities--Where the property contains non-owner-occupied dwelling units, the rent level plus the utility cost for each unit in whole dollars.

      49. Unit--Owner Occupied--Indicates whether each of the units are owner-occupied.

      50. Geographically Targeted Indicator--Numeric code that indicates loans made in census tracts classified as underserved by HUD.

      51. Interest Rate--Note rate on the loan.

      52. Loan Amount--Loan balance at origination.

      53. Front-end Ratio--Ratio of principal, interest, taxes, and insurance to borrower(s) income.

      54. Back-end Ratio--Ratio of all debt payments to borrower(s) income.

      55. Borrower FICO Score--Fair, Isaacs, Co. credit score of borrower.

      56. Co-Borrower FICO Score--Fair, Isaacs, Co. credit score of co-borrower.

      57. PMI Percent--Percent of original loan balance covered by private mortgage insurance.

      58. Credit Enhancement--Numeric code indicating type of credit enhancement.

      59. Self-Employed Indicator--Numeric indicator for whether the borrower is self-employed.

      60. Property Type--Numeric indicator for whether the property is single-family detached, condominium, townhouse, PUD, etc.

      61. Default Status--Numeric indicator for whether the loan is currently in default.

      62. Termination Date--Date on which the loan terminated.

      63. Termination Type--Numeric indicator for whether the loan terminated in a prepayment, foreclosure, or other types of termination.

      64. ARM Index--Index used for the calculation of interest on an ARM.

      65. ARM margin--Margin added to the index for calculation of the interest on an ARM.

      66. Prepayment Penalty Terms--Numeric indicator for types of prepayment penalties.

Appendix B to Part 955--Reporting Requirements for Multi-Family Acquired Member Assets That Are Residential Mortgages: Loan-Level Data Elements

      1. Bank District Flag--Two-digit numeric code designating the District Bank that originally acquired the loan.

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      2. Participating Bank District Flag--Two-digit numeric code designating the District Bank that purchased a participation in the loan.

      3. Loan Number--Unique numeric identifier used by the Banks for each mortgage acquisition.

      4. US Postal State--Two-digit numeric Federal Information Processing Standard (FIPS) code.

      5. US Postal Zip Code--Five-digit zip code for the property.

      6. MSA Code--Four-digit numeric code for the property's metropolitan statistical area (MSA) if the property is located in an MSA.

      7. Place Code--Five-digit numeric FIPS code.

      8. County--County, as designated in the most recent decennial census by the Bureau of the Census.

      9. Census Tract/Block Numbering Area (BNA)--Tract/BNA number as used in the most recent decennial census by the Bureau of the Census.

      10. Census Tract-Percent Minority--Percentage of a census tract's population that is minority based on the most recent decennial census by the Bureau of the Census.

      11. Census Tract-Median Income--Median family income for the census tract based on the most recent decennial census.

      12. Local Area Median Income--Median income for the area based on the most recent decennial census.

      13. Tract Income Ratio--Ratio of the census tract median income based on the most recent decennial census to that year's local area median income (i.e., loan- level data element number 11 divided by loan- level data element number
12).

      14. Area Median Family Income--Current median family income for a family of four for the area as established by HUD.

      15. Affordability Category--Indicates under which, if any, of the special affordable goals mandated by HUD for Fannie Mae and Freddie Mac, the property would qualify.

      16. Acquisition Unpaid Principal Balance (UPB)--UPB in whole dollars of the mortgage when purchased by the Bank.

      17. Loan-to-Value (LTV) Ratio at Origination--LTV ratio of the mortgage at the time of origination.

      18. Participation Percentage--Where the mortgage acquisition is a participation, the percentage of the mortgage when the note was created for each Bank listed in loan- level data element number 2.

      19. Date of Mortgage Note--Date the mortgage note was created.

      20. Date of Acquisition--Date the Bank acquired the mortgage.

      21. Purpose of Loan--Indicates whether the mortgage was a purchase money mortgage, a refinancing, a construction mortgage, or a financing of property rehabilitation.

      22. Cooperative Project Loan--Indicates whether the mortgage is a project loan on a cooperative housing building.

      23. Mortgagor Type--Indicates the type of mortgagor (i.e., an individual, a for-profit entity such as a corporation or partnership, a nonprofit entity such as a corporation or partnership, a public entity, or other type of entity).

      24. Product Type--Indicates the product type of the mortgage (i.e., fixed rate, adjustable rate mortgage (ARM), balloon, graduated payment mortgage (GPM) or growing equity mortgages (GEM), reverse annuity mortgage, or other).

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      25. Construction Loan--Indicates whether the mortgage is for a construction loan.

      26. Government Insurance--Indicates whether any part of the mortgage has government insurance.

       27. FHA Risk Share Percent--The percentage of the risk assumed for the mortgage purchased under a risk-sharing arrangement with FHA.

        28. Mortgage Purchased under the Banks' Community Investment Cash Advances (CICA) Programs--Indicates whether the mortgage is on a project under an AHP, CIP or other CICA program.

      29. Acquisition Type--Indicates whether the FHLBank acquired the mortgage with cash, by swap, with a credit enhancement, a bond or debt purchase, reinsurance, risk-sharing, real estate investment trust (REIT), or a real estate mortgage investment conduit (REMIC), or other.

      30. Term of Mortgage at Origination--Term of the mortgage at the time of origination in months.

      31. Amortization Term--For amortizing mortgages, the amortization term of the mortgage in months.

       32. Acquiring Lender Institution--Name of the entity from which the Bank acquired the mortgage.

      33. Acquiring Lender City--City location of the entity from which the Bank acquired the mortgage.

       34. Acquiring Lender State--State location of the institution from which the Bank acquired the mortgage.

       35. Type of Acquiring Lender Institution--Type of institution that the Bank acquired the mortgage from (i.e., mortgage company, Savings Association Insurance Fund (SAIF) insured depositary institution, Bank Insurance Fund (BIF) insured depositary institution, National Credit Union Association (NCUA) insured credit union, or other seller).

       36. Bank Real Estate Owned--Indicates whether the mortgage is on a property that was in the Bank's real estate owned (REO) inventory.

       37. Number of Units--Indicates the number of units in the mortgaged property.

       38. Geographically Targeted Indicator--Numeric code that indicates loans made in census tracts classified as underserved by HUD.

      39. Public Subsidy Program--Indicates whether the mortgage property is involved in a public subsidy program and which level(s) of government are involved in the subsidy program (i.e., Federal government only, other only, Federal government, etc.).

      40. Unit Class Level--The following data apply to unit types in a particular mortgaged property. The unit types are defined by the Banks for each property and are differentiated based on the number of bedrooms in the units and on the average contract rent for the units. A unit type must be included for each bedroom size category in the property;

      A. Unit Type XX-Number of Bedroom(s)--the number of bedrooms in the unit type;

      B. Unit Type XX-Number of Units--the number of units in the property within the unit type;

      C. Unit Type XX-Average Reported Rent Level--the average rent level for the unit type in whole dollars; and

      D. Unit Type XX-Average Reported Rent Plus Utilities--the average reported rent level plus the utility cost for each unit in whole dollars; and

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      E. Unit Type XX-Affordability Level--the ratio of the average reported rent plus utilities for the unit type to the adjusted area median income;

      F. Unit Type XX-Tenant Income Indicator--indicates whether the tenant's income is less than 60 percent of area median income, greater than or equal to 60 percent but less than 80 percent of area median income, greater than or equal to 80 percent but less than 100 percent of area median income, or greater than or equal to 100 percent of area median income.

      41. Interest Rate--Note rate on the loan.

      42. Debt Service Coverage Ratio--Ratio of net operating income to debt service.

       43. Total Number of Units--Indicates the number of dwelling units in the mortgaged property.

      44. Default Status--Numeric indicator for whether the loan is currently in default.

      45. Termination Date--Date on which the loan terminated.

      46. Termination Type--Numeric indicator for whether the loan terminated in a prepayment, foreclosure, or other types of termination.

      47. ARM Index--Index used for the calculation of interest on an ARM.

       48. ARM margin--Margin added to the index for calculation of the interest on an ARM.

      49. Prepayment Penalty Terms--Numeric indicator for types of prepayment penalties.